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                                                                    Exhibit 21.0

                                  SUBSIDIARIES




Northeast Graphics Inc.

The Wessel Company, Inc.

The Lanman Companies, Inc.

Lanman Lithotech, Inc.

Central Florida Press, L.L.C.

Image Technologies, Inc.

RAI, Inc.

KRI, Inc.

World Color Book Services, Inc.

Shea Communications Company